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THE OAKMARK FAMILY OF FUNDS EDUCATION IRA BOOKLET
EFFECTIVE JUNE 22, 1998
 ................................................................................

       INTRODUCTION............................    1

       FREQUENTLY ASKED QUESTIONS..............    3

       INSTRUCTIONS FOR OPENING YOUR
       EDUCATIONAL IRA.........................    4

       IRA CUSTODIAL AGREEMENT.................    6

       IRA DISCLOSURE STATEMENT................   15

       FOR MORE INFORMATION:

       To obtain a prospectus, an application or periodic reports, access our web site at www.oakmark.com or call 1-800-OAKMARK (1-800-625-6275).

       WEB SITE AND 24-HOUR NET ASSET VALUE HOTLINE:

       Access our web site at www.oakmark.com to obtain the current net asset value of a fund, or call 1-800-GROWOAK (1-800-476-9625).
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INTRODUCTION

 ................................................................................

THE NEW EDUCATION IRA

An Individual Retirement Account ("IRA") has always provided an attractive means to save money for the future on a tax-advantaged basis. A new law now makes IRAs an excellent vehicle to save for the expense of higher education. This new Education IRA allows taxpayers to make annual non-deductible contributions of up to $500 on behalf of any beneficiary who is 18 years old or younger. Earnings and interest grow tax free. Qualified withdrawals from the Education IRA are tax- and penalty-free. The Education IRA contribution limit phases out at modified adjusted gross income levels between $95,000 and $110,000 for single filers, and between $150,000 and $160,000 for married, joint return filers.

Education IRAs became effective January 1, 1998.

This booklet provides information on EDUCATION IRAS only. To learn more about the benefits and features of our Traditional IRA or our new Roth IRA, call us at (1-800-OAKMARK), access our website at www.oakmark.com, or write us at:

State Street Bank & Trust Company
Attn: The Oakmark Funds
P.O. Box 8510
Boston, MA 02266-8510

WHAT'S IN THIS BOOKLET?

In this booklet you will find detailed information about Education IRAs and everything needed to establish an Education IRA.

The first section of this booklet contains a brief overview of the most frequently asked Education IRA questions, and the corresponding answers.

The second section of this booklet contains instructions on how to open a new Education IRA, or how to transfer from another Education IRA to a Oakmark Education IRA.

The third section of this booklet contains the Education IRA Custodial Account Agreement, which provides the legal provisions governing your Education IRA.

The fourth section of this booklet contains our Education IRA Disclosure Statement, which describes the basic rules applicable to your Education IRA.

OTHER POINTS TO NOTE

The Disclosure Statement in this booklet provides you with the basic information that you should know about Oakmark Education IRAs. The Disclosure Statement provides general information about the rules and features of Education IRAs. However, the Education IRA Application and Adoption Agreement and Custodial Agreement are the primary documents governing your Oakmark Education IRA, and these shall govern in the case of any difference with the Disclosure Statement.

PLEASE NOTE THAT EDUCATION IRAS ARE NEW UNDER THE TAX LAWS AND MANY LEGAL ISSUES CONCERNING THEIR OPERATION HAVE NOT YET BEEN RESOLVED. ALSO, SINCE THE INFORMATION IN THIS BOOKLET IS ONLY A SUMMARY, IT MAY NOT COVER ALL THE DETAILS THAT COULD AFFECT YOUR PERSONAL SITUATION. Finally, this booklet does not address the tax treatment of Education IRAs under state laws, which may vary. Therefore, you should consult your own tax advisor or the IRS if you have any questions about Education IRAs, or about latest developments or state tax treatment of Education IRAs.

When used in this booklet YOU or YOUR refers to the person for whom the Education IRA is established. This individual is also called the STUDENT. Where the use of YOU, YOUR or STUDENT refers to an obligation, responsibility or duty of the Student related to the Student's Education IRA, and the Student has not attained the age of majority in the state of residence ("age of

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majority"), the parent or guardian identified in the Application and Adoption
Agreement (the "Parent") must carry out the obligation, responsibility or duty on the Student's behalf. Acceptance by the State Street Bank and Trust Company, Custodian of the contributions to the Account is expressly conditioned on the Parent's assumption of such duties and responsibilities.

INFORMATION FOR DONORS

If you are a Donor other than a Student or Parent, read this information carefully. As a Donor, you must complete and sign the enclosed Application and Adoption Agreement, designate the Student for whom the Education IRA is to be maintained, and complete the other required sections of the Agreement--including the initial investment elections--and submit the signed form to the Custodian, along with your contribution. Once you submit the Agreement with the contribution, you will have no further control over the account or the amount contributed (unless you revoke the account). The Student (or Parent) will control investment choices and can withdraw amounts at any time without your consent. No amounts will revert to you.

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FREQUENTLY ASKED QUESTIONS ABOUT THE EDUCATION IRA
(SEE PAGE 15 THROUGH 22 FOR MORE DETAILS)
 ................................................................................

HOW MUCH MAY BE CONTRIBUTED TO AN EDUCATION IRA?

You may contribute up to $500 per year for any single child. This total of $500 can be in one Education IRA or multiple Education IRA's. However, for an Oakmark Education IRA, the minimum initial investment is $500 and cannot be split into multiple Oakmark accounts.

ARE MY EDUCATION IRA CONTRIBUTIONS TAX DEDUCTIBLE?

No. However, if used for qualified higher education expenses your Education IRA can grow and be accessed without any tax consequences.

CAN ANYONE CONTRIBUTE TO AN EDUCATION IRA?

No. An individual may contribute up to $500, if the individual's modified adjusted gross income for the taxable year is no more than $95,000. If a married couple wishes to contribute the maximum of $500 to an Education IRA, the couple's modified adjusted gross income for the taxable year may be no more than $150,000. For an individual who's modified adjusted gross income is between $95,000 and $110,000 the maximum contribution amount gradually phases out, and for married couples the phase out occurs between $150,000 and $160,000.

MAY THE BENEFICIARY CONTRIBUTE TO HIS/HER OWN EDUCATION IRA?

Yes.

DOES THE CONTRIBUTOR HAVE TO BE RELATED TO THE BENEFICIARY OF THE EDUCATION IRA?

No.

HOW LONG CAN AN INDIVIDUAL CONTRIBUTE TO AN EDUCATION IRA?

An individual can contribute to an Education IRA as long as the beneficiary is under the age of 18.

HOW LONG MAY AN INDIVIDUAL BE THE BENEFICIARY FOR AN EDUCATION IRA?

Once an individual reaches the age of 30 he/she may no longer be the beneficiary of an Education IRA. A beneficiary of an Education IRA must, prior to reaching age 30, either use his/ her Education IRA proceeds for qualified higher education purposes, or roll over the balance of his/her Education IRA into another family member's Education IRA. If either of these options are not chosen, when the beneficiary reaches age 30, the balance of the Education IRA is distributed to the beneficiary and any gains are not only fully taxable but will also incur a 10% penalty.

CAN I ROLL MY EDUCATION IRA INTO MY TRADITIONAL OR ROTH IRA?

No. The proceeds in an Educational IRA are not exchangeable with any other IRA.

MUST THE BENEFICIARY BE A FULL TIME STUDENT TO WITHDRAW MONEY FROM THE EDUCATION IRA FOR HIGHER EDUCATION PURPOSES?

No.

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INSTRUCTIONS FOR OPENING AN EDUCATION IRA

 ................................................................................

1. Read carefully the Education IRA Disclosure Statement, the Education Individual Retirement Custodial Account Agreement document, the Education IRA Application and Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer or other tax advisor if you have any questions about how opening this Education IRA will affect your financial and tax situation or about the rules for contributions to or withdrawals from an Education IRA.

2. Complete the Education IRA Application and Adoption Agreement.

- In Part 1, provide all of the requested information about the Student for whose benefit the Education IRA is being opened. The Student must be under age 18 for an Annual Contribution Education IRA, or under age 30 for a Rollover or Transfer from another Education IRA.

- In Part 2, provide the requested information about the Parent or Guardian who will control the Account on behalf of any Student WHO HAS NOT YET REACHED THE AGE OF MAJORITY IN HIS STATE OF RESIDENCE. (Leave blank if inapplicable.) Indicate status (mother, father, guardian). If "guardian," written proof of guardianship MUST accompany this form. The Parent's Social Security Number is optional.

   Only one person may be listed as the "Parent" in Part 2, even though the Student lives with both parents, or even if such person is actually the Student's guardian. In these materials, the term "Parent" refers to a parent or guardian who is listed in Part 2. NOTE: CONTRIBUTIONS BENEFITING A PARTICULAR STUDENT ARE LIMITED TO $500 PER YEAR. IF NECESSARY, THE PARENT SHOULD CHECK WITH ANY OTHER PARENT OR GUARDIAN OF THE STUDENT TO ENSURE THAT CONTRIBUTIONS FOR A YEAR ON THAT STUDENT'S BEHALF (FROM ALL OTHER SOURCES) DO NOT EXCEED THE MAXIMUM LIMIT.

-  In Part 3, provide the requested information about the Donor.

   The Donor is the individual making a contribution to the Account and must sign this Agreement where indicated. The Student or Parent can be the Donor. Unless the Donor is the student or parent, the Donor has no further rights or responsibilities related to the Account once the contribution has been made.

   If the only contribution to the account is a rollover or transfer from an existing Education IRA, leave Part 3 blank.

- In Part 4, check the box (or boxes) that shows the type of Education IRA you are opening.

- If this is an Annual Contribution Education IRA (one to which contributions may be made each year), check box A and enclose a check in the amount of the first contribution. UNLIKE REGULAR IRAS, CONTRIBUTIONS TO AN EDUCATION IRA MUST BE MADE BY DECEMBER 31 OF A YEAR. CONTRIBUTIONS FOR A PARTICULAR YEAR MAY NOT BE MADE BY APRIL 15 OF THE FOLLOWING YEAR. (Note: Although a Student may have more than one Annual Contribution Education IRA, the maximum combined annual contribution limit for ALL Education IRAs benefiting that particular Student is $500 per year.)

- If this is a rollover or transfer of funds from an existing Education IRA, check box B. Check the appropriate box to indicate whether the transaction is a rollover or direct transfer from another Education IRA custodian. (NOTE:
   You can only transfer or rollover amounts from another Education IRA; transfers or rollovers from Regular IRAs, Roth IRAs, an employer-sponsored plan, or any other similar arrangement are NOT permitted under federal law.) If this is a transfer directly from another custodian, complete the Transfer of Education IRA Assets Form.

- Check the box to indicate the relationship between the Student for whom this account is being opened and the person for whose benefit the transferring account was maintained. This can be the same Student or a family member. (Note: Under federal law, transfers or rollovers are permissible only if they are made to an Education IRA for the same Student or another person who is under age 30 and a member of the original Student's family. "Family members" for this purpose are defined as: a son or daughter, or a descendant of either; a stepson or stepdaughter; a brother, sister, stepbrother, or stepsister; the father or mother, or an ancestor of either; a stepfather or stepmother of the taxpayer; a son or daughter of a

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   brother or sister; a brother or sister of the father or mother; a son-in-law, daughter-in-law, father-in-law, mother-in-law, brother-in-law, or sister-in-law; or the spouse of any of these family members. Note: The list of family members does not include the individual's spouse.)

-  In Part 5, indicate your investment choices.

-  Sign and date the Application and Adoption Agreement.

3. If you are transferring assets directly from an existing Education IRA, complete the Transfer of Education IRA Assets Form in addition to the Application and Adoption Agreement.

4. The Custodian fees for maintaining your Education IRA are listed in the FEES AND EXPENSES section of the Disclosure Statement and in the Application and Adoption Agreement. If you are paying by check, enclose a check for the correct amount payable as specified below. If you do not pay by check, the correct amount will be taken from the Account.

5. Check to be sure you have properly completed all necessary forms and enclosed a check for the Custodian's fees and a check for the first contribution to your Education IRA (if applicable). Your Education IRA cannot be accepted without the properly completed documents or the Custodian fees.

All checks should be payable to "State Street Bank & Trust."

SPECIAL NOTE: If the Student for whose benefit this Education IRA is being opened is a minor under the laws of the Student's state of residence, acceptance by the Custodian of the contribution is expressly conditioned on the Parent's (as identified in Section 2 above) agreement to be responsible for all requirements of the Student, and to exercise the powers and duties of the Student, with respect to the operation of the Account, until the Student reaches the age of majority. Upon reaching the age of majority in the state in which the Student then resides, the Student may advise the Custodian in writing (accompanied by any supporting documentation the Custodian may require) that he or she is assuming sole responsibility to exercise all powers and duties associated with the administration of the Account. Absent such written notice by the Student, the Custodian shall have no responsibility to acknowledge the Student's exercise of such powers and duties of administration.

Send the completed forms and checks to:

State Street Bank & Trust Company
Attn: The Oakmark Funds
P.O. Box 8510
Boston, MA 02266-8510

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EDUCATION IRA CUSTODIAL AGREEMENT

 ................................................................................

Articles I - X are in the form promulgated by the Internal Revenue Service in from 5305-EA.

ARTICLE I.

The Custodian may accept additional cash contributions. These contributions may be from the Depositor, or from any other individual, for the benefit of the Designated Beneficiary, provided the Designated Beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

ARTICLE II.

The maximum aggregate contribution that an individual may make to the Custodial Account in any year may not exceed the $500 in total contributions that the Custodial Account can receive. In addition, the maximum aggregate contribution that an individual may make to the Custodial Account in any year is phased out for unmarried individuals who have modified adjusted gross income (AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year for the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in section 530(c)(2).

ARTICLE III.

No part of the Custodial Account funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common investment fund (within the meaning of section 530(b)(1)(D).

ARTICLE IV.

1. Any balance to the credit of the Designated Beneficiary on the date on which such Designated Beneficiary attains age 30 shall be distributed to the Designated Beneficiary within 30 days of such date.

2. Any balance to the credit of the Designated Beneficiary shall be distributed to the estate of the Designated Beneficiary within 30 days of the date of such Designated Beneficiary's death.

ARTICLE V.

The Depositor shall have the power to direct the Custodian regarding the investment of the above-listed amount assigned to the Custodial Account (including earnings thereon) in the investment choices offered by the Custodian. The Responsible Individual, however, shall have the power to redirect the Custodian regarding the investment of such amounts, as well as the power to direct the Custodian regarding the investment of all additional contributions (including earnings thereon) to the Custodial Account. In the event that the Responsible Individual does not direct the Custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the Depositor also will govern all additional contributions made to the Custodial Account until such time as the Responsible Individual otherwise directs the Custodian. Unless otherwise provided in this agreement, the Responsible Individual also shall have the power to direct the Custodian regarding the administration, management, and distribution of the Account.

ARTICLE VI.

The "Responsible Individual" named by the Depositor shall be a parent or guardian of the designated beneficiary. The Custodial Account shall have only one Responsible Individual at any time. If the Responsible Individual becomes incapacitated or dies while the Designated Beneficiary is a minor under state law, the successor Responsible Individual shall be the person named to succeed in that capacity by the preceding Responsible Individual in a witnessed writing or, if no successor is so named, the successor Responsible Individual shall be the Designated Beneficiary's other parent or successor guardian. At the time that the Designated Beneficiary attains the age of majority under state law, the Designated Beneficiary becomes the Responsible Individual.

ARTICLE VII.

The Responsible Individual may change the Beneficiary designated under this agreement to another member of the

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Designated Beneficiary's family described in section 529(e)(2) in accordance with the Custodian's procedures.

ARTICLE VIII.

1. The Depositor agrees to provide the Custodian with the information necessary for the Custodian to prepare any reports required under section 530(h).

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Responsible Individual as prescribed by the Internal Revenue Service.

ARTICLE IX.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV will be controlling. Any additional articles that are not consistent with section 530 and related regulations will be invalid.

ARTICLE X.

This Agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor and the Custodian whose signatures appear on the Application and Adoption Agreement.

ARTICLE XI.

1. As used in this Custodial Agreement the following terms have the following meanings:

   "Account" or "Custodial Account" means the Education Individual Retirement Account established using the terms of this Agreement and the Application/Adoption Agreement signed by or on behalf of the Student.

   The term "Student" means the person designated as such in the Application and Adoption Agreement (or on a form acceptable to the Custodian for use in connection with the Custodial Account, and filed with the Custodian). The individual who is the "Student" (as used in this Article XI) and the individual who is the "Designated Beneficiary" (as used in Articles I through XI) are the same.

   The Student may, in writing on such form as may be acceptable to the Custodian designate another person, who is a "family member" of the Student (with in the meaning of section 529(e)(2) of the Code) who is under the age of 30 as the successor Designated Beneficiary and Student with respect to the Custodial Account hereunder, and thereafter such individual will be the Designated Beneficiary and the Student for purposes of Articles I through X and Article XI respectively.

   The term "Donor" means the person designated as such in the Application and Adoption Agreement (or on a form acceptable to the Custodian for use in connection with the Custodial Account, and filed with the Custodian.) The individual who is the "Donor" (as used in this Article XI) and the individual who is the "Depositor" (as used in Articles I through XI) are the same.

   "Custodian" means State Street Bank and Trust Company.

   The term "Parent" means the person designated as such in the Application and Adoption Agreement (or a form acceptable to the Custodian for use in connection with the Custodial Account). The individual who is the "Parent" (as used in this Article XI) and the individual who is the "Responsible Individual" (as used in Articles I through XI) are the same.

   "Fund" means any registered investment company which is specified in the Application and Adoption Agreement, or which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Student's residence.

   "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

   In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

   "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent

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   for the Fund(s), to perform various administrative duties of either the
   Custodian or the Distributor.

   In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

   "Sponsor" means [insert fund management company or other fund entity that is making Fund(s) available under this Agreement and has the power to appoint a successor custodian].

2. (a) Subject to the last paragraph of this Section 2(a), the Donor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Donor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Donor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

   The Donor may certify in the Application and Adoption Agreement that the Donor received the Disclosure Statement related to the Custodial Account at least seven days before signing the Application and Adoption Agreement to establish the Custodial Account, and the Custodian may rely on such certification.

   (b) After making a contribution to the Custodial Account for the benefit of the Student, and specifying the initial investment elections, all rights and obligations to, in and for the Account shall irrevocably inure to, and be enjoyed and exercised by, Student, and Donor shall have no such rights or obligations (unless Donor and Student or Parent are the same person or unless Donor revokes the Account in accordance with subsection (a) above).

   The Donor must sign the Application and Adoption Agreement, and, for purposes of maintaining the Account, the Parent (identified in the Application and Adoption Agreement) must execute all forms, applications, certifications and other documents on behalf of any Student who has not yet attained the age of majority as recognized by the laws of the Student's state of residence ("age of majority"). Any right, power, responsibility, authority or requirement given to the Student under this Agreement or any related document shall be exercised or carried out by such Parent on behalf of any Student who has not yet attained the age of majority. The Custodian's acceptance of the Account on behalf of a minor Student is expressly conditioned upon the Parent's acceptance of the rights and responsibilities accorded hereunder. Upon attainment of the age of majority under the laws of the Student's state of residence at such time, the Student may advise the Custodian in writing (accompanied by such documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Account. Upon such notice to the Custodian, the Student shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Student as the person controlling the administration of the Account, and Parent shall thereafter have or exercise none of the foregoing. (Absent such written notice by Student, Custodian shall be under no obligation to acknowledge Student's right to exercise such powers and authority.)

3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall initially be made in such proportions and/or in such amounts as are specified in the Application and Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

   The Service Company shall be responsible for promptly transmitting all investment directions by the Student for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received initially from the Donor or thereafter from the Student as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution may be paid to the Student, or may be held uninvested (or

8
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   invested in a money market fund if available) pending clarification or completion by the Donor or the Student, as the case may be, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Student with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or for depreciation of any asset, pending receipt of clarification or completion from the Student.

   All initial investment directions by the Donor or subsequent investment directions by the Student will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

   All dividends and capital gains or other distributions received on the shares of any Fund held in the Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or any other Fund offered by the Sponsor, if so directed).

4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Student may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Account for shares and fractional shares of one or more other Funds.

5. Any purchase or redemption of shares of a Fund for or from the Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Student's investment directions to the transfer agent for the Fund(s).

   Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Student's Custodial Account. Any Account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Student. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

   The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of the Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Student's exercise of investment control over the Account. Student shall have and exercise exclusive responsibility for and control over the investment of the assets of the Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8. The Student may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or

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   orders to the same extent as if they had been given by the Student.

   The Student's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Student or the Custodian.

9. Distribution of the assets of the Custodial Account shall be made at such time and to such person or entity as the Student shall elect by written order to the Custodian. The Student will be responsible for (and the Custodian will have no responsibility for) including and reporting any distribution from the Account in the gross income of the Student in a manner consistent with Code section 72 and Code section 530 (which sections provide that distributions shall be considered to consist of principal (not subject to tax) and earnings (which may or may not be subject to tax), unless such distribution is used to pay the qualified education expenses of the Student (as defined in Code
   Section 530) and such qualified education expenses for the tax year are not less than the aggregate distributions from the Account during the tax year; and provide further that, if the aggregate distributions exceed the qualified education expenses for the Student for that year, the amount that must be included as income for tax purposes is determined by first determining the ratio that the qualified higher education expenses bear to the actual withdrawal. The portion of the withdrawal that is potentially subject to taxation--the amount of gains or dividends--is then multiplied by that percentage amount. The resultant sum is the amount excludable from income; and additionally provide further that the Student may waive application of the foregoing sentence and elect tax treatment in accordance with Code
   Section 72).

   (b) Student acknowledges that any distribution of a taxable amount from the Custodial Account (except for distributions specified in Code Section 530, including distribution on account of Student's disability or death, return of an "excess contribution" referred to in Code section 530(d)(4)(C), a "rollover" from this Custodial Account, or distributions made on account of a qualified scholarship, allowance or payment described in Code section 25A(g)(2)), may subject Student to an additional tax on distributions under Code section 530(d)(4). For these purposes, Student will be considered disabled if Student can prove, as provided in Code Section 72(m)(7), that Student is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for monitoring or approving the purposes for which such distributions are used, nor for the tax treatment accorded any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

   (c) Any balance remaining in the Account when the Student attains age 30 is, pursuant to Code section 530, to be distributed to the Student. The Student has the responsibility to notify the Custodian to make such distribution and the Student will be responsible for any tax consequences of not so directing the Custodian. However, the Custodian may, based upon its records, make a distribution to the Student upon the Student's attaining age 30 to the extent required by law, and/or the Custodian will report the balance in the Account at such time as a "deemed distribution" to the extent required by law, and the Custodian will have no responsibility for so doing.

   (d) Upon the death of the Student, any balance remaining in the Account will be distributed to the Student's estate in the manner required by Code section 530, and the Custodian will have no responsibility for making such a distribution, or for not making such distribution in the absence of instructions to do so from the legal representative of the Student's estate.

10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Student containing such information as the Custodian may reasonably request (provided that the Custodian may make distributions on its own initiative to the extent specifically provided for in Section 9 of this Article XI). Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax

 ................................................................................

    waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person or entity who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

11. (a) The Student agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 530(h) of the Code.

    (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Student at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

    (c) The Student, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Internal Revenue Service thereunder or as may otherwise be necessary for the administration of the Custodial Account.

    (d) The Student and/or the Donor shall file any reports to the Internal Revenue Service which are required of either of them by law, and neither the Custodian nor Service Company shall have any duty to advise either concerning or monitor either's compliance with such requirement.

12. (a) Student retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 16 below.

    (b) Student delegates to the Custodian the Student's right so to amend, provided (i) the Custodian does not change the investments available under the Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Student, and Student shall be deemed to have consented thereto unless, within 30 days after such communication to Student is mailed, Student either
    (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 16 below.

    Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of the Code, or any amendment thereto or to any applicable provision of the regulations or rulings thereunder, the Custodian and the Service Company may operate the Student's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account or otherwise necessary to meet all legal requirements.

    (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

    (d) This Section 12 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 15 below, and no such substitution shall be deemed to be an amendment of this Agreement.

13. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such

 ................................................................................

    longer time as Custodian may agree) after resignation or removal of Custodian under Section 16, Student or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Student, subject to Custodian's right to reserve funds as provided in Section 16.

    (b) Upon termination of the Custodial Account, this Custodial Account document shall have no further force and effect (except for Sections 14(f), 16(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

14. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions.

    (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Student and for dealing with or forwarding the same to the transfer agent for the Fund(s).

    (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any required distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Student.

    (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Student a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Student, the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Student shall have filed written objections with the Custodian or Service Company within such 60 day period.

    (e) The Service Company shall deliver, or cause to be delivered, to Student all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Student.

    (f) Student and Parent shall always fully indemnify Service Company, Sponsor, Distributor, the Fund(s) and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct,
    (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 9, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Student, and unless fully indemnified for so doing to that party's satisfaction. The Custodian's acceptance of the contributions to this Account is expressly conditioned upon Parent's and Student's agreement with the foregoing, and with all other provisions of this Agreement. Exercise of any right, duty or responsibility by Parent (or Student, as the case may be) in connection with the Student's account shall be deemed to constitute acceptance of this condition.

    (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly

 ................................................................................

    assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

    (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Student, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

15. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Application and Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Student. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Student.

    (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Student shall promptly upon notice thereof reimburse the Custodian.

    (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Student for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

16. (a) Upon 30 days' prior written notice to the Custodian, Student or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may, but is not required to, at any time resign upon 30 days' prior written notice to Sponsor, whereupon Sponsor shall notify the Student, and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Student, or Sponsor and the Student or Sponsor will be deemed to have consented to such successor unless the Student or Sponsor designates a different successor custodian and provides written notice thereof together with such different successor's written acceptance by such date as the Custodian specifies in its original notice to the Student or Sponsor (provided that the Student will have a minimum 30 days to designated a different successor).

    (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code section 530(b)(1)(B). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve

 ................................................................................

    remaining after the payment of all such items to be paid over to the successor custodian.

    (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

17. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

18. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

19. Student shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Student or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Student except to the extent required by law.

20. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal office of the Custodian is located. Any action involving the Custodian brought by any other party must be brought in such state.

    This Agreement is intended to qualify under Code section 530 as an Education IRA and to entitle Student to the tax benefits thereof, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

    However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Student is referred to Student's attorney for any such assurances.

21. Student (or Donor) should seek advice from Student's (or Donor's) attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, making contributions to the Custodial Account, and ordering Custodian to make distributions from the Account. Student (and Donor) acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

22. If any provision of any document governing the Custodial Account provides for notice, instructions or other communication from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

23. This Agreement and the Application/Adoption Agreement signed by Student or Donor (as either may be amended) are the documents governing the Student's Custodial Account. Articles I through X are in the form promulgated by the Internal Revenue Service in Form 5305-EA for use in establishing and maintaining an Education IRA under Code section 530. If the Internal Revenue Service amends such form, the Custodian will amend this Agreement accordingly, and the Student specifically consents to such amendment in accordance with Section 12(b) hereof.

24. The Donor and/or Student acknowledges that he or she has received and read the current prospectus for each Fund in which the Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Donor and Student each represent under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Application and Adoption Agreement is correct.

EDUCATION IRA DISCLOSURE STATEMENT

 ................................................................................

SPECIAL NOTE

This Disclosure Statement describes the rules applicable to Education IRAs, which became effective January 1, 1998. Education IRAs are a new type of IRA available for the first time in 1998. Contributions to an Education IRA for 1997 are not permitted. Contributions to an Education IRA are not tax-deductible to the person making the contribution, but withdrawals that meet certain requirements are not subject to federal income taxes when received. This makes the dividends on and growth of the investments held in an Education IRA tax-free for federal income tax purposes if the requirements are met.

Traditional IRAs, which have existed since 1975, are still available. New Roth IRAs became available on January 1, 1998. Both Traditional IRAs and Roth IRAs provide a tax-advantaged savings vehicle that can be used to save for higher education expenses as well as other needs, including retirement. This Disclosure Statement does not describe either Roth or Traditional IRAs. This Disclosure Statement also does not describe IRAs established in connection with a Simplified Employee Pension (SEP) plan maintained by your employer. If you wish to receive information about these IRA products, including forms and explanatory materials, call 1-800-Oakmark or write the address listed at the end of this Disclosure Statement.

ESTABLISHING AN EDUCATION IRA

This Disclosure Statement contains information about an Education Individual Retirement Custodial Account with State Street Bank and Trust Company as Custodian. An Education IRA provides several tax benefits. While contributions to an Education IRA are not deductible to the contributor, dividends on and growth of the assets held in the Education IRA are not subject to federal income tax. Withdrawals from an Education IRA are excluded from income for federal income tax purposes if used for qualifying higher education expenses (described below). State income tax treatment of your Education IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

Regular annual contributions to Education IRAs must be made in cash, on behalf of a designated individual (the "Student") who is less than 18 years old at the time of the contribution, and rollover contributions must be made on behalf of a Student who is less than age 30 at the time of the rollover. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Contributions may not be invested in life insurance or be commingled with other property except in a common trust or investment fund. The Student's interest in the account must be nonforfeitable at all times. Upon the death of the Student, any balance undistributed in the account shall be distributed to the Student's estate within 30 days of the date of death. You may obtain further information on Education IRAs from any district office of the Internal Revenue Service.

The Donor may revoke a newly established Education IRA at any time within seven days after the date on which he or she receives this Disclosure Statement. An Education IRA established more than seven days after the date of receipt of this Disclosure Statement may not be revoked. To revoke the Education IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If the Education IRA is revoked within the seven-day period, the Donor will receive payment of the entire amount originally contributed into the Education IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

An Education IRA is established on behalf of the Student and is controlled by the Student (or Parent). The Donor making a contribution, if not the Student or Parent, may designate the initial investments in the Education IRA Account, but shall have no further rights, interests or obligations related to the Education IRA, except that he or she can make additional contributions, subject to the limits described below.

The Application and Adoption Agreement must be signed by the Donor, and any and all forms, applications, certifications and other documents must be signed by the Parent, if the Student has not yet reached the age of majority recognized by the laws of the state of Student's residence ("age of majority").

 ................................................................................

While the Student remains a minor, the Parent identified in the Application and Adoption Agreement, will exercise all of the rights and responsibilities of the Student, including the selection and exchange of Fund shares in which the Education IRA is invested. The Custodian's acceptance of the contribution to this Education IRA account is conditioned on agreement by the Parent of a minor Student to be bound by all of the terms and conditions of this Disclosure Agreement and the provisions set out in Articles I-XI of the Custodial Account Agreement. The Student may notify the Custodian in writing that he or she has reached the age of majority in the state where the Student then resides (and provide any documentation the Custodian may request verifying the fact that he or she has attained such age). Upon receiving such request (and documentation, if requested), the Custodian will recognize the Student as the individual controlling the account with power to exercise all rights and responsibilities related to the Education IRA, and the Parent will thereafter have no control or power over the account.

 NOTE: The Custodian is under no obligation to determine whether any Parent actually holds the legal right and capacity to direct or control a Student's Education IRA account.

FEES AND EXPENSES

CUSTODIAN'S FEES

The following is a list of the fees charged by the Custodian for maintaining your Education IRA.

Set Up Fee                         $ 5.00

Annual Maintenance Fee per
mutual fund                        $ 7.00

Termination, Rollover, or
Transfer of Account to
Successor Custodian                $10.00

GENERAL FEE POLICIES

- Fees may be paid by you directly or the Custodian may deduct them from your Education IRA.

-  Fees may be changed upon 30 days written notice to you.

- The full annual maintenance fee will be charged for any calendar year during which you have an Education IRA with us. This fee is not prorated for periods of less than one full year.

- If provided for in the Disclosure Statement or Application/Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

- The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

OTHER CHARGES

There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Education IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Education IRA for a description of applicable charges.

CONTRIBUTIONS

WHO MAY CONTRIBUTE TO AN EDUCATION IRA?

Starting in 1998, anyone, including the Student, may open and contribute to an Education IRA established on the Student's behalf, as long as the Student is less than 18 at the time of the contribution. The person making the contribution--the "Donor"--can be anyone, even the Student; the Donor does not have to be related to the Student.

ARE CONTRIBUTIONS TO AN EDUCATION IRA TAX DEDUCTIBLE?

Contributions to an Education IRA are not deductible. This is a major difference between Education IRAs and Regular IRAs.

WHEN CAN CONTRIBUTIONS BE MADE TO AN EDUCATION IRA?

A Donor may make a contribution to an Education IRA for a particular calendar year by the end of that year (December 31). (NOTE: Unlike Regular IRAs or Roth IRAs, contributions for a particular year may NOT be made by the due date of the Donor's federal income tax return for that year.)

 ................................................................................

HOW MUCH MAY BE CONTRIBUTED TO AN EDUCATION IRA?

Donors may contribute up to $500 in a calendar year for the benefit of any one Student. For example, if Uncle Joe contributes $300 to a Oakmark Education IRA on behalf of Bobby, his nephew, all other contributions made on behalf of Bobby by Uncle Joe or any other potential Donor (such as parents or grandparents) to THIS OR ANY OTHER Education IRA, are limited to $200 for that tax year.

 NOTE: The Custodian is under no obligation, nor can it be, to determine whether the maximum limit for any Student has been reached. It is the Parent's responsibility to consult with the other parent or guardian to determine whether the maximum limits will be exceeded.

For Donors with high income levels, the contribution limits may be reduced below $500. This depends upon the Donor's filing status and the amount of his or her modified adjusted gross income (MAGI). The following table shows how the contribution limits are restricted.

 EDUCATION IRA CONTRIBUTION LIMITS MODIFIED ADJUSTED GROSS INCOME (MAGI) LEVEL

  IF DONOR IS A SINGLE
       TAXPAYER OR            IF DONOR IS MARRIED
MARRIED FILING SEPARATELY       FILING JOINTLY           THEN DONOR MAY MAKE
-------------------------  -------------------------  -------------------------
 Up to $95,000              Up to $150,000             Full Contribution
-------------------------  -------------------------  -------------------------
 More than $95,000 but      More than $150,000 but     Reduced Contribution
 less than $110,000         less than $160,000         (see explanation below)
-------------------------  -------------------------  -------------------------
 $110,000 and up            $160,000 and up            Zero (No Contribution)

HOW ARE THE LIMITS CALCULATED FOR MAGI IN THE "REDUCED CONTRIBUTION" RANGE?

If the Donor's MAGI falls in the reduced contribution range, that Donor's contribution limit must be calculated. To do this, multiply the normal contribution limit ($500) by a fraction. The numerator is the amount by which MAGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from the normal limit.

For example, assume that a Donor's MAGI for the year is $157,555 and she is married, filing jointly. The Education IRA contribution limit would be calculated as follows:

1. The amount by which MAGI exceeds the lower limit of the reduced contribution deductible range:

                         ($157,555 - $150,000) = $7,555

2. Is divided by $10,000:

          $ 7,555
          ------- = 0.7555
          $10,000

3. Multiply this by $500:

                            0.7555 X $500 = $377.75

4. Subtract this from the $500 contribution limit:

                           ($500 - $377.75) = $122.25

This is the contribution limit.

Of course, if one Donor is prevented by these rules from making a full $500 contribution on behalf of a Student, another person (who is not the Donor's spouse) may be willing to contribute so that the full $500 per year that the law allows will be added to the Student's Education IRA.

NOTE: Any amount contributed to the Education IRA above the maximum is considered an "excess contribution," which is

 ................................................................................

subject to excise tax of 6% for each year it remains in the Education IRA.

HOW DO I DETERMINE MAGI?

For most taxpayers MAGI is the same as adjusted gross income, which is their gross income minus those deductions which are available to all taxpayers even if they don't itemize. (Instructions to calculate AGI are provided with income tax Form 1040 or 1040A.) Modified AGI is simply regular AGI adjusted to include certain amounts earned abroad. If a Donor has not earned income in any foreign country, Guam, American Samoa, the Northern Mariana Islands or Puerto Rico, normal AGI should be used in the calculations above.

ARE THERE ANY OTHER LIMITS ON THE AMOUNT THAT MAY BE CONTRIBUTED TO AN EDUCATION IRA?

A Donor cannot contribute to an Education IRA in any year in which a contribution is made to a state prepaid tuition plan for the same Student. (A state tuition plan allows taxpayers to pay their child's tuition in advance.) Any amount contributed to an Education IRA in the same year that a contribution is made to a state prepaid tuition plan on behalf of the Student is an excess contribution, subjecting the Student (or the Parent, if the Student is under 14) to the 6% penalty tax.

HOW ARE EXCESS CONTRIBUTIONS CORRECTED?

Excess contributions may be corrected without paying a 6% penalty. To do so, the excess and any earnings on the excess must, in accordance with directions from the Student (or Parent) to the Custodian, be paid to the Student before the due date (including extensions) for filing his or her federal income tax return for the year for which the excess contribution was made. The earnings must be included in the Student's income for the tax year for which the contribution was made.

One other way to eliminate excess contributions (and possibly avoid the 6% excess contribution penalty tax) is to contribute an amount out of the Education IRA to a qualified state tuition program, if there is one available to receive the contribution from the Education IRA. This must be done in the same year that the excess contribution was made.

WHAT HAPPENS IF THE EXCESS CONTRIBUTION IS NOT CORRECTED BY THE TAX RETURN DUE DATE?

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will subject the Student to the 6% excise tax.

Unless an exception applies, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in the Student's (or the Parent's, if the Student is under 14) taxable income and may be subject to a 10% withdrawal penalty.

INVESTMENTS

HOW ARE EDUCATION IRA CONTRIBUTIONS INVESTED?

The Donor indicates the initial investment elections on the Application and Adoption Agreement. Thereafter, the Student controls the investment by making choices among the available Fund(s) in accordance with the Fund rules. Investments must be in one or more of the Fund(s) available as listed in the Application and Adoption Agreement for the Education IRA. The investments of your Education IRA are directed by giving the investment instructions to the Distributor or Service Company for the Fund(s). Since the Student controls the investment of the Education IRA, he or she is responsible for the investment results achieved; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for the Education IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any Fund under consideration as an investment for the Education IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or

 ................................................................................

minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments your Education IRA and because mutual fund shares fluctuate in value, the growth in value of the Education IRA cannot be guaranteed or projected.

ARE THERE ANY RESTRICTIONS ON THE USE OF THE EDUCATION IRA ASSETS?

The tax-exempt status of the Education IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, the Education IRA is treated as distributing its assets to the Student. The taxable portion of the amount in the Education IRA will be subject to income tax unless the requirements for a tax-free withdrawal are satisfied (see below). Also, you may be subject to a 10% penalty tax on the taxable amount.

WHAT IS A PROHIBITED TRANSACTION?

Generally, a prohibited transaction is any improper use of the assets in your Education IRA. Some examples of prohibited transactions are:

- Direct or indirect sale or exchange of property between you and your Education IRA.

- Transfer of any property from your Education IRA to yourself or from yourself to your Education IRA.

The Education IRA could lose its tax exempt status if you use all or part of your interest in your Education IRA as security for a loan or borrow any money from your Education IRA. Any portion of your Education IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

WITHDRAWALS

WHEN CAN I MAKE WITHDRAWALS FROM MY EDUCATION IRA?

You may make a withdrawal from the Education IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that no federal income tax is due, even though the withdrawal includes dividends or gains on the Fund shares while held in the Education IRA.

WHEN ARE DISTRIBUTIONS MANDATORY?

Any amount remaining in the account as of your 30th birthday must be distributed to you, and any dividends or gains will be then subject to income tax and penalty (unless an exception applies.) You can avoid these tax implications if, before you reach age 30, you roll-over or transfer your account balance, or change the designated beneficiary of your Education IRA, to another member of your family. (See TRANSFERS/ROLLOVERS below.)

If you die before withdrawing your entire account balance, your Education IRA must be distributed to your estate within 30 days after your death.

WHAT ARE THE REQUIREMENTS FOR A TAX-FREE WITHDRAWAL?

To be tax-free, a withdrawal from your Education IRA must meet two requirements. First, the amounts withdrawn must be made to cover the cost of "qualified higher education expenses" incurred by you while attending an "eligible educational institution."

These two important terms are defined as follows:

- QUALIFIED HIGHER EDUCATION EXPENSES for all students include expenses for tuition, books, supplies, and equipment required for enrollment or attendance at an eligible educational institution. For students attending an eligible educational institution at least half time, qualified higher education expenses also include room and board. (NOTE: These costs will generally be the school's posted room and board charge, or $2,500 per year if the Student lives off-campus and not at home.) Also, qualified expenses include amounts contributed to a qualified state tuition program.

- An ELIGIBLE EDUCATIONAL INSTITUTION includes most colleges, universities, vocational schools, or other postsecondary educational institutions. The Student should check with his or her school to verify that it is an eligible educational institute as described in section 481 of the Higher Education Act of 1965.

 ................................................................................

Second, the amount of the withdrawal in a year must not exceed your qualified higher education expenses for that year.

HOW ARE WITHDRAWALS FROM AN EDUCATION IRA TAXED IF THE TAX-FREE REQUIREMENTS ARE NOT MET?

If the withdrawal does not meet the tax-free requirements discussed above, the general rule is that the amount equal to the principal contributions will not be taxed, nor will the 10% withdrawal penalty apply to principal. However, that portion of the account attributable to dividends or gains is includible in the Student's (or the Parent's) gross income in the taxable year it is received, and may be subject to the 10% withdrawal penalty.

A special rule may apply if the amount withdrawn exceeds the Student's qualified higher education expenses in a year. In this case, the amount that must be included as income for tax purposes is determined by first determining the ratio that the qualified higher education expenses bear to the actual withdrawal. The portion of the withdrawal that is potentially subject to taxation--the amount of gains or dividends--is then multiplied by that percentage amount. The resultant sum is the amount excludable from income. The following example explains this formula:

In 2010, John withdraws $9,000 from his Education IRA, of which $4,000 is attributable to dividends or gains. John's qualified education expenses total only $7,000 for that year. Therefore, 77% ($7,000/$9,000) of the withdrawal is attributable to educational expenses. So, $3,080 (77% of $4,000) is excludible as income and the difference, $920, is includible as income and possibly subject to the 10% penalty tax.

Taxable withdrawals of dividends and gains from an Education IRA are treated as ordinary income. Withdrawals of taxable amounts from an Education IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

The receipt of any taxable withdrawal from an Education IRA may also be subject to a 10% penalty tax, unless:

-  The withdrawal is paid to your estate within thirty days of your death;

-  The withdrawal is paid to you on account of your disability; or

- The withdrawal is equal to or less than the amount of a scholarship or other tax-free educational assistance you receive.

 NOTE: The Custodian is not responsible for monitoring withdrawals or determining whether any withdrawal is being made by any individual for education expenses, nor is the Custodian responsible for determining what taxes or penalties, if any, may apply.

HOW DOES RECEIPT OF A TAX-FREE, QUALIFIED WITHDRAWAL AFFECT AVAILABLE EDUCATION TAX CREDITS?

If the Student receives a tax-free distribution from an Education IRA in a particular tax year, none of the Student's education expenses for that year may be claimed as the basis for a Hope Scholarship Credit or Lifetime Learning Credit for that year.

However, the tax-free treatment of the Education IRA withdrawal may be waived (thus subjecting the withdrawal to the imposition of tax, as discussed above), and the Student or Student's Parents, as the case may be, may elect instead to claim a Hope Scholarship Credit or Lifetime Learning Credit for the education expenses.

You should consult with your tax advisor to determine whether you qualify for either credit and whether waiving the tax-free withdrawal of the Education IRA is right for you.

TRANSFERS/ROLLOVERS

CAN A DISTRIBUTION BE TRANSFERRED OR ROLLED OVER FROM AN EMPLOYER'S RETIREMENT PLAN INTO AN EDUCATION IRA?

Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are NOT eligible for rollover or direct transfer to an Education IRA. Nor are withdrawals from other types of IRAs.

 ................................................................................

CAN ROLLOVERS BE MADE FROM ONE EDUCATION IRA TO ANOTHER EDUCATION IRA?

Amounts rolled over from one Education IRA to another Education IRA are permitted only if the receiving Education IRA is for your benefit or for the benefit of a member of your family. Such a rollover must be completed within 60 days after the withdrawal from the first Education IRA. Only one rollover from an Education IRA to another is permitted in a full year (365 days).

CAN THE BENEFICIARY OF AN EDUCATION IRA BE CHANGED?

Instead of rolling over an Education IRA account to another Education IRA account, the Student may simply change the designated beneficiary of his account to another member of his family who is under the age of 30. This can be done at any time. (Note: This approach can be used up to the day before your 30th birthday to avoid the tax and penalty that may otherwise apply if a distribution is required because you reach age 30.) (See WHEN ARE DISTRIBUTIONS MANDATORY? above.)

WHO IS A MEMBER OF THE STUDENT'S FAMILY?

Family members include the Student and any of the following who are under age 30: the Student's children and their descendants, stepchildren and their descendants, siblings and their children, parents and grandparents, stepparents, and spouses of all of the foregoing. (Note: The list of family members does not include include the individual's spouse.)

HOW DO ROLLOVERS AFFECT EDUCATION IRA CONTRIBUTION LIMITS?

Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers from one Education IRA to another can be made even during a year when the Donor is not eligible to contribute to an Education IRA (for example, because MAGI for that year is too high).

TAX MATTERS

WHAT IRA REPORTS DOES THE CUSTODIAN ISSUE?

The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form.

The Custodian will report to the IRS the year-end value of the Account and the amount of any rollovers or regular contribution made during a calendar year.

WHAT TAX INFORMATION MUST THE STUDENT REPORT TO THE IRS?

The appropriate tax reporting form must be filed with the IRS for each taxable year for which there is made an excess contribution or in which there is a premature withdrawal that is subject to the 10% penalty tax.

ARE EDUCATION IRA WITHDRAWALS SUBJECT TO WITHHOLDING?

Federal income tax withholding requirements have not been established by the law or by IRS regulations or rulings. Consult your tax advisor or the IRS for the latest information on withholding requirements on taxable withdrawals from and Education IRA.

ARE THE EARNINGS ON EDUCATION IRA FUNDS TAXED?

Any dividends on or growth of investments held in an Education IRA are generally exempt from federal income taxes and will not be taxed until withdrawn, unless the tax exempt status of the Education IRA is revoked. If a withdrawal qualifies as a tax-free withdrawal (see above), amounts reflecting earnings or growth of assets in the Education IRA will not be subject to federal income tax.

ACCOUNT TERMINATION

The Student may terminate the Education IRA at any time after its establishment by sending a completed withdrawal form (or other instructions in a form acceptable to the Custodian), or a transfer authorization form, to:

State Street Bank & Trust Company
Attn: The Oakmark Funds
P.O. Box 8510
Boston, MA 02266-8510

An Education IRA with State Street Bank will terminate upon the first to occur of the following:

- The date the Student's properly executed withdrawal form or instructions (as described above) withdrawing the total

 ................................................................................

   Education IRA balance is received and accepted by the Custodian.

- The date the Education IRA ceases to qualify under the tax code. This will be deemed a termination.

-  The transfer of the Education IRA to another custodian/ trustee.

- The rollover of the amounts in the Education IRA to another custodian/trustee.

Any outstanding fees must be received prior to such a termination of an Education IRA account.

The amount received from an Education IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Education IRA withdrawals will apply. For example, if the Education IRA is terminated and distributions are not made for qualified education expenses, the 10% early withdrawal penalty may apply to the taxable amount received.

IMPORTANT: THE DISCUSSION OF THE TAX RULES FOR EDUCATION IRAS IN THIS DISCLOSURE STATEMENT IS BASED UPON THE BEST AVAILABLE INFORMATION. HOWEVER, EDUCATION IRAS ARE NEW UNDER THE TAX LAWS, AND NOT ALL ISSUES PERTAINING TO THE OPERATION AND TAX TREATMENT OF EDUCATION IRA ACCOUNTS HAVE BEEN ADDRESSED BY THE IRS. THEREFORE, THE STUDENT SHOULD CONSULT HIS OR HER TAX ADVISOR FOR THE LATEST DEVELOPMENTS OR FOR ADVICE ON HOW MAINTAINING AN EDUCATION IRA WILL AFFECT HIS OR HER (OR PARENT'S) PERSONAL TAX OR FINANCIAL SITUATION.

EDUCATION IRA DOCUMENTS

The terms contained in Articles I to X of the Oakmark Education Individual Retirement Custodial Account document are in the form promulgated by the IRS in Form 5305-EA for use in establishing an Education IRA under Code section 530. If the IRS issues an amendment to Form 5305-EA, the Custodian will adopt the provisions of such model form as an amendment, accordingly. IRS approval relates only to the form of Articles I to X and will not be an approval of the merits of the Education IRA or of any investment permitted by the Education IRA.

ADDITIONAL INFORMATION

For additional information you may write to the following address or call the following telephone number:

State Street Bank & Trust Company
Attn: The Oakmark Funds
P.O. Box 8510
Boston, MA 02266-8510
1-800-Oakmark

NOTES

 ................................................................................

NOTES

 ................................................................................

Education IRA Application                                            Page 1 of 4

                                                                A-00000000004300
EDUCATION IRA APPLICATION
EDUCATION INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT APPLICATION AND ADOPTION AGREEMENT ("ADOPTION AGREEMENT")

--------------------------------------------------------------------------------
THE FUNDS WILL NOT ACCEPT THIRD PARTY CHECKS. Make check payable to: STATE STREET BANK AND TRUST COMPANY.

Mail to: The Oakmark Funds/P.O. Box 8510/Boston, MA 02266-8510
Phone: 1-800-OAKMARK (1-800-625-6275)

The undersigned, by signing this Application and Adoption Agreement, hereby establishes an Education Individual Retirement Account (the "Account") for the benefit of the Student with State Street Bank and Trust Company as Custodian ("Bank"). The terms of the Account are contained in the document entitled "Oakmark Education Individual Retirement Custodial Account Agreement" (which is incorporated by reference) and this Application and Adoption Agreement. The Account will be effective upon acceptance by the Bank.


1. STUDENT INFORMATION (SEE INSTRUCTIONS)

--------------------------------------------------------------------------------
Print Full Name of Student

--------------------------------------------------------------------------------

Address

--------------------------------------------------------------------------------
City                                    State                              Zip

--------------------------------------------------------------------------------

2. PARENT INFORMATION (SEE INSTRUCTIONS-ONLY ONE PARENT SHOULD BE LISTED)

--------------------------------------------------------------------------------
Print Full Name of Parent

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                    State                              Zip

NOTE: The "Parent" is the same individual described as the "Responsible Individual" in Articles I - X of the Custodial Account Agreement, as the "RI" on all account registration materials, and as the "Parent" in Article XI of the Custodial Account Agreement and the Disclosure Statement.

--------------------------------------------------------------------------------

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

Education IRA Application                                            Page 2 of 4

3. DONOR INFORMATION (SEE INSTRUCTIONS, - IF THIS IS A TRANSFER OR ROLLOVER, LEAVE THIS SECTION BLANK)

--------------------------------------------------------------------------------
Print Full Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                    State                              Zip

--------------------------------------------------------------------------------

4.   TYPE OF EDUCATION IRA

A.   / /  ANNUAL CONTRIBUTION

Contribution for the current tax year.

Check enclosed for
$
--------------------------------------------

Contributions benefiting a particular student are limited to $500 per year and must be made by December 31.

B.   / /  Rollover or Transfer* of existing Education IRA

     / / Transfer of existing Education IRA. Complete the Transfer of Education IRA Assets Form and return it with this form.

     / / Rollover of distribution from existing Education IRA to me within 60 days after distribution. The requirements for a valid rollover are complex. See the Education IRA Disclosure Statement for additional information and consult your tax advisor for help if needed.

Check enclosed for
$
-------------------------------------------

If you are transferring or rolling over an existing Education IRA, check the appropriate box below for the relationship of the Student in Item 1 to the person who is the student in the existing Education IRA. The person in
Item 1 is the:

/ /  same person

/ /  child or stepchild

/ /  descendent of a child or stepchild

/ /  sibling

/ /  child of a sibling

/ /  parent or stepparent

/ /  grandparent

/ /  spouse of one of the foregoing

NOTE: Family member does not include spouse of beneficiary, nor can the transferer or the transferee be older than the age of 30.

--------------------------------------------------------------------------------

5.   INVESTMENTS

Invest contributions to my Account as follows:
MINIMUM INVESTMENT PER FUND $500.

Oakmark Fund (110)                 %    OR   $
                              -----           -----
Oakmark Select Fund (808)          %         $
                              -----           -----

Oakmark Small Cap Fund

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

Education IRA Application                                            Page 3 of 4

(809)                                             %         $
                                             -----           -----
Oakmark Equity & Income Fund (810)                %         $
                                             -----           -----
Oakmark International Fund (109)                  %         $
                                             -----           -----
Oakmark International Small Cap Fund (811)        %         $
                                             -----           -----
Oakmark units of:

Government Portfolio (111)                        %    OR   $
                                             -----           -----
Tax Exempt Diversified Portfolio (60)             %         $
                                             -----           -----
Short Duration Tax-Free Fund (61)                 %         $
                                             -----           -----
                                             Must
                                             total
                                             100%           $
Total Investment                                             -----

$5 Setup fee        / /            OR   / /  deduct
                    enclosed
$7 Annual fee*      / /            OR   / /  deduct
                    enclosed

* $7.00 PER NEW FUND ACCOUNT

The undersigned acknowledges having sole responsibility for the foregoing investment choices and having received a current prospectus for each Fund selected. Please read the prospectus(es) of the Fund(s) selected before investing.

TELEPHONE EXCHANGE

Unless you check this box, you will be able to use the phone to make exchanges between your Oakmark IRAs with the same registration information. (Otherwise, exchanges must be made in writing.)

/ /  I DO NOT WANT TELEPHONE EXCHANGE.

By not checking this box, you authorize the Funds and their agents to act on instructions reasonably believed to be genuine.

---------------------------------------------------------------------------
6.   CERTIFICATIONS AND SIGNATURES

If this is a Rollover Education IRA, the undersigned certifies that any assets transferred in kind are the same assets received in the distribution being rolled over; that no rollover into an Education IRA has been made within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to the Account; and that the Student identified in Item 1 above IS EITHER THE PERSON FOR WHOSE BENEFIT THE PRIOR EDUCATION IRA WAS MAINTAINED OR A MEMBER OF SUCH PERSON'S FAMILY (WITHIN THE MEANING OF INTERNAL REVENUE CODE
SECTION 529(e)(2)).

If this is an Annual Contribution Education IRA, the undersigned certifies that the Student is less than

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

Education IRA Application                                            Page 4 of 4

18 years old and that all contributions made on Student's behalf to this or any other Education IRAs do not exceed $500 in a single tax year. If this is a Transfer or Rollover of an existing Education IRA, the undersigned certifies that the Student is less than 30 years old and that the relationship indicated in Section 4 is correct, and that this relationship IS EITHER THE PERSON FOR WHOSE BENEFIT THE PRIOR EDUCATION IRA WAS MAINTAINED OR A MEMBER OF SUCH PERSON'S FAMILY (WITHIN THE MEANING OF INTERNAL REVENUE CODE SECTION 529(e)(2))

The undersigned acknowledges having received and read the "Education IRA Disclosure Statement" relating to this Account (including the Custodian's fee schedule), the Education Individual Retirement Custodial Account Agreement, and the "Instructions" pertaining to this Application and Adoption Agreement.

The undersigned acknowledges receipt of the Custodial Account Agreement and Education IRA Disclosure Statement at least 7 days before the date of signature (as indicated below) and acknowledges that there is no further right of revocation.

---------------------------------------------------------------------------
Signature of Student                              Date
(If Student has obtained the age of majority in his/her state of residence.)

---------------------------------------------------------------------------
Signature of Donor                                Date

CUSTODIAN ACCEPTANCE. State Street Bank and Trust Company will accept appointment as Custodian of the Account. However, this Agreement is not binding upon the Custodian until the Student has received a statement of the transaction. Receipt by the Student of a confirmation of the purchase of the Fund shares indicated above will serve as notification of State Street Bank and Trust Company's acceptance of appointment as Custodian of the Account.

STATE STREET BANK AND TRUST COMPANY, CUSTODIAN

---------------------------------------------------------------------------
By                                                Date

If Student is a minor under the laws of Student's state of residence, acceptance by the Custodian of the contribution to this Account is expressly conditioned upon the Parent's (identified above in Section 2) agreement to be responsible for all requirements of the Student, and to exercise the powers and duties of the Student, with respect to the operation of the Account. The undersigned parent/guardian acknowledges the previous statement and agrees with all requirements. Upon reaching the age of majority in the state in which the Student then resides, the Student may advise the Custodian in writing (accompanied by such supporting documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all powers and duties associated with the administration of the Account. Absent such written notice by Student, Custodian shall have no responsibility to acknowledge Student's exercise of such powers and duties of administration.

---------------------------------------------------------------------------
Signature of parent or guardian

RETAIN A PHOTOCOPY OF THE COMPLETED AGREEMENT FOR YOUR RECORDS


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